EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated January 25, 2002, accompanying the consolidated financial statements of Surgical Laser Technologies, Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Surgical Laser Technologies, Inc. and Subsidiaries on Form S-8 Registration Statement Numbers 33-32835, 33-38748, 33-42451, 33-49730, 33-83074, 333-19229 and 333-49110.


                                                        /s/ Grant Thornton LLP


Philadelphia, Pennsylvania
March 29, 2002